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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


The Board of Directors
THE DEWOLFE COMPANIES, INC.

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8) pertaining to The DeWolfe Companies, Inc. 1992 Non-Employee Director Stock Option Plan and to the incorporation by reference therein of our report dated February 26, 1996 with respect to the consolidated financial statements and schedules of The DeWolfe Companies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                        Ernst & Young LLP

Boston, Massachusetts
December 24, 1996













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